UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2017, Digital Power Company, a California corporation (the “Company”), entered into subscription agreements (the “Subscription Agreement”) with eight accredited investors (the “Investors”) in connection with the sale eight Units at a purchase price of $52,000 per Unit raising in the aggregate $416,000 and with each Unit consisting of Series C Preferred Stock and Warrants. The eight Units sold is part of a private placement of a minimum of four Units ($208,000) and a maximum of 21 Units ($1,092,000) offered by the Company. Each Unit consists of 26,666 shares of Series C Preferred Stock and Warrants to purchase 86,667 shares of common stock. The private placement will terminate upon the earlier of (i) the sale of 21 Units or (ii) May 31, 2017 unless extended to date not to exceed June 9, 2017.

Description of the Series C Preferred Stock.

Each share of Series C Preferred Stock has a stated value of $2.40 per share. Each share of Series C Preferred Stock may be convertible at the holder’s option into shares of Common Stock of the Company at a conversion price of $0.60 per share, which, currently, represents four shares of Common Stock. The conversion price will be subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the Common Stock. Each share of Series C Preferred stock shall be mandatorily converted into shares of Common Stock based on the then conversion price in effect in the event that the Company’s Common Stock closing price exceeds $1.20 per share for 20 consecutive trading days.

Each share of Series C Preferred Stock shall have the right to receive dividends equal $0.24 per share per annum as declared by the Company’s Board of Directors. The dividends will be paid on a quarterly basis on the 20th day following each calendar quarter.

The Series C Preferred Stock shall be voted on an “as converted” basis together with the Common Stock; except the vote or consent of the holders of a majority of the outstanding Series C Preferred voting as a class shall be required for: (i) matters that by law require the approval of the outstanding shares of the respective class; and (ii) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred. The Company may in the future issue securities that are senior, subordinated or parri passu to the Series C Preferred Stock.

Each share of Series C Preferred Stock shall have dividend and liquidation rights in priority to any shares of Common Stock, the Company’s Series A Preferred Stock (of which none are outstanding) and any other subordinated securities; but shall be subordinated to any senior securities including the Company’s Series B Preferred Stock.

Each share of Series C Preferred Stock is subject to redemption by the Company for the stated value plus accrued but unpaid dividends five years after issuance, provided the holders of Series C Preferred Stock had not elected previously to convert the Series C Preferred Stock into shares of Common Stock.

Description of the Warrants

For each Unit sold, the purchaser shall receive Warrants to purchase an aggregate of 86,667 shares of Common stock at an exercise price equal to $1.00 per share. The exercise period will begin six months after and end on the fifth anniversary of the date of issuance. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may be exercised for cash or on a cashless basis upon the failure to file and maintain an effective registration statement in accordance with the terms of a registration rights agreement. Further, the Warrants will be subject to redemption for nominal consideration if the Company’s Common Stock closing price exceeds $2.00 per share for 20 consecutive trading days.

Registration Rights Agreement

The Company will file, at its expense, for the benefit of the Investors a registration statement for the resale of the shares of Common Stock underlying the Series C Preferred Stock and Warrants within 30 days after the final closing date and cause such registration statement to be declared effective within 90 days (120 day if the registration statement is selected for review by the SEC) after such closing date, subject to any resale limitation imposed by the SEC.

The foregoing are only brief descriptions of the material terms of the Series C Preferred Stock, Warrants, Subscription Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 3.1, 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

The forgoing description is not an offer to sell these securities and nor is it soliciting an offer to buy these securities.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Units described in this Current Report on Form 8-K were offered and sold to accredited investors in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

The Company has engaged Divine Capital Markets LLC to act as Placement Agent (the “Placement Agent”) for the private placement of the Units. For its services, the Placement Agent will receive (i) a 10.0% commission on the sale of each Unit; (ii) warrants to purchase 10% of the Units sold at 120% of the Unit purchase price; and (iii) 3.0% non-refundable expense allowance.

In addition, the Placement Agent agreement contains standard indemnification clauses similar to those contained in similar transactions. The Company also has agreed with the Placement Agent that until the earlier of the date on which all of the Series C Preferred Stock shall have been converted into Common Stock and/or redeemed by the Company or five years after the final closing, the Placement Agent shall have a right to have a representative approved by the Company attend and observe the Company’s board meetings in a non-voting capacity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Series C Preferred Stock, Certificate of Determination
4.1	Form Warrant
10.1	Form of Subscription Agreement
10.2	Form Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation
a California Corporation

Dated: May 30, 2017	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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